                                                                     EXHIBIT 4.5



                        COUNTRYWIDE FINANCIAL CORPORATION

                                       AND

                          COUNTRYWIDE HOME LOANS, INC.

                             CONVERTIBLE SECURITIES

                                    DUE 2031


             -------------------------------------------------------


                                    INDENTURE

                           DATED AS OF AUGUST __, 2004


                    -----------------------------------------


                              THE BANK OF NEW YORK

                                   AS TRUSTEE


                    -----------------------------------------

                             CROSS REFERENCE TABLE*

TIA Section                                                   Indenture Section
310(a)(1)................................................           7.10
(a)(2)...................................................           7.10
(a)(3)...................................................            N/A
(a)(4)...................................................            N/A
(b) .....................................................        7.08; 7.10
(c)......................................................            N/A
311(a)...................................................           7.11
(b) .....................................................           7.11
(c) .....................................................            N/A
312(a)...................................................           2.05
(b) .....................................................           14.03
(c) .....................................................           14.03
313(a)...................................................           7.06
(b)(1)...................................................            N/A
(b)(2)...................................................           7.06
(c) .....................................................           14.02
(d) .....................................................           7.06
314(a) ..................................................     4.02; 4.03; 14.02
(b) .....................................................            N/A
(c)(1)...................................................           14.04
(c)(2) ..................................................           14.04
(c)(3)...................................................            N/A
(d) .....................................................            N/A
(e) .....................................................           14.05
(f) .....................................................            N/A
315(a)...................................................           7.01
(b) .....................................................     7.05; 14.02; 7.01
(c) .....................................................           7.01
(d) .....................................................           7.01
(e) .....................................................           6.11
316(a) (last sentence) ..................................           2.08
(a)(1)(A)................................................           6.05
(a)(1)(B)................................................           6.04
(a)(2)...................................................            N/A
(b) .....................................................           6.07
317(a)(1)................................................           6.08
(a)(2)...................................................           6.09
(b) .....................................................           2.04
318(a) ..................................................           14.01


*Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            PAGE
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions..............................................     1

SECTION 1.02.    Other Definitions........................................     6

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act........     7

SECTION 1.04.    Rules of Construction....................................     7

SECTION 1.05.    Acts of Holders..........................................     8

                                    ARTICLE 2
                                 THE SECURITIES

SECTION 2.01.    Form and Dating..........................................     9

SECTION 2.02.    Execution and Authentication.............................    10

SECTION 2.03.    Registrar, Paying Agent, Conversion Agent and Bid
                 Solicitation Agent.......................................    10

SECTION 2.04.    Paying Agent to Hold Money and Securities in Trust.......    11

SECTION 2.05.    Securityholder Lists.....................................    11

SECTION 2.06.    Transfer and Exchange....................................    11

SECTION 2.07.    Replacement Securities...................................    12

SECTION 2.08.    Outstanding Securities; Determinations of Holders' Action    13

SECTION 2.09.    Temporary Securities.....................................    14

SECTION 2.10.    Cancellation.............................................    14

SECTION 2.11.    Persons Deemed Owners....................................    14

SECTION 2.12.    Global Securities........................................    14

SECTION 2.13.    CUSIP Numbers............................................    16

                                    ARTICLE 3
                            REDEMPTION AND PURCHASES

SECTION 3.01.    Right to Redeem; Notices to Trustee......................    16

SECTION 3.02.    Selection of Securities to Be Redeemed...................    16

SECTION 3.03.    Notice of Redemption.....................................    17

SECTION 3.04.    Effect of Notice of Redemption...........................    18

SECTION 3.05.    Deposit of Redemption Price..............................    18

SECTION 3.06.    Securities Redeemed in Part..............................    18

SECTION 3.07.    Conversion Arrangement on Call for Redemption............    18

SECTION 3.08.    Purchase of Securities at Option of the Holder...........    19

SECTION 3.09.    Purchase of Securities at Option of the Holder upon
                 Change in Control........................................    21

SECTION 3.10.    Effect of Purchase Notice or Change in Control Purchase
                 Notice...................................................    24

SECTION 3.11.    Deposit of Purchase Price or Change in Control Purchase
                 Price....................................................    25

SECTION 3.12.    Securities Purchased in Part.............................    25

SECTION 3.13.    Covenant to Comply With Securities Laws Upon Purchase of
                 Securities...............................................    25

SECTION 3.14.    Repayment to the Company.................................    26

                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.    Payment of Securities....................................    26

SECTION 4.02.    SEC and Other Reports....................................    26

SECTION 4.03.    Compliance Certificate...................................    27

SECTION 4.04.    Further Instruments and Acts.............................    27

SECTION 4.05.    Maintenance of Office or Agency..........................    27

SECTION 4.06.    Delivery of Certain Information..........................    27

SECTION 4.07.    Tax Treatment............................................    28

                                    ARTICLE 5
                              SUCCESSOR CORPORATION

SECTION 5.01.    When Company May Merge or Transfer Assets................    28

SECTION 5.02.    When Guarantor May Merge or Transfer Assets..............    29

SECTION 5.03.    Assumption by Guarantor..................................    30

                                   ARTICLE 6
                             DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default........................................    31

SECTION 6.02.    Acceleration.............................................    32

SECTION 6.03.    Other Remedies...........................................    33

SECTION 6.04.    Waiver of Past Defaults..................................    33

SECTION 6.05.    Control by Majority......................................    33

SECTION 6.06.    Limitation on Suits......................................    33

SECTION 6.07.    Rights of Holders to Receive Payment.....................    34

SECTION 6.08.    Collection Suit by Trustee...............................    34

SECTION 6.09.    Trustee May File Proofs of Claim.........................    34

SECTION 6.10.    Priorities...............................................    35

SECTION 6.11.    Undertaking for Costs....................................    35

SECTION 6.12.    Waiver of Stay, Extension or Usury Laws..................    35

                                    ARTICLE 7
                                 TRUSTEE SECTION

SECTION 7.01.    Duties of Trustee........................................    36

SECTION 7.02.    Rights of Trustee........................................    37

SECTION 7.03.    Individual Rights of Trustee.............................    38

SECTION 7.04.    Trustee's Disclaimer.....................................    39

SECTION 7.05.    Notice of Defaults.......................................    39

SECTION 7.06.    Reports by Trustee to Holders............................    39

SECTION 7.07.    Compensation and Indemnity...............................    39

SECTION 7.08.    Replacement of Trustee...................................    40

SECTION 7.09.    Successor Trustee by Merger..............................    41

SECTION 7.10.    Eligibility; Disqualification............................    41

SECTION 7.11.    Preferential Collection of Claims Against Company and
                 Guarantor................................................    41

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

SECTION 8.01.    Discharge of Liability on Securities.....................    41

SECTION 8.02.    Repayment to the Company.................................    41

                                    ARTICLE 9
                                   AMENDMENTS

SECTION 9.01.    Without Consent of Holders...............................    42

SECTION 9.02.    With Consent of Holders..................................    42

SECTION 9.03.    Compliance with Trust Indenture Act......................    43

SECTION 9.04.    Revocation and Effect of Consents, Waivers and Actions...    43

SECTION 9.05.    Notation on or Exchange of Securities....................    43

SECTION 9.06.    Trustee to Sign Supplemental Indentures..................    43

SECTION 9.07.    Effect of Supplemental Indentures........................    43

                                   ARTICLE 10
                          SPECIAL TAX EVENT CONVERSION

SECTION 10.01.   Optional Conversion to Semi-Annual Coupon Note Upon Tax
                 Event....................................................    44

                                   ARTICLE 11
                                   CONVERSION

SECTION 11.01.   Conversion Privilege.....................................    44

SECTION 11.02.   Conversion Procedure.....................................    45

SECTION 11.03.   Fractional Shares........................................    46

SECTION 11.04.   Taxes on Conversion......................................    46

SECTION 11.05.   Company to Provide Stock.................................    47

SECTION 11.06.   Adjustment for Change In Capital Stock...................    47

SECTION 11.07.   Adjustment for Rights Issue..............................    48

SECTION 11.08.   Adjustment for Other Distributions.......................    49

SECTION 11.09.   When Adjustment May Be Deferred..........................    51

SECTION 11.10.   When No Adjustment Required..............................    51

SECTION 11.11.   Notice of Adjustment.....................................    52

SECTION 11.12.   Voluntary Increase.......................................    52

SECTION 11.13.   Notice of Certain Transactions...........................    52

SECTION 11.14.   Reorganization of Company; Special Distributions.........    52

SECTION 11.15.   Company Determination Final..............................    53

SECTION 11.16.   Trustee's Adjustment Disclaimer..........................    53

SECTION 11.17.   Simultaneous Adjustments.................................    53

SECTION 11.18.   Successive Adjustments...................................    54

SECTION 11.19.   Rights Issued in Respect of Common Stock Issued Upon
                 Conversion...............................................    54

                                   ARTICLE 12
                               PAYMENT OF INTEREST

SECTION 12.01.   Interest Payments........................................    54

SECTION 12.02.   Defaulted Interest.......................................    54

SECTION 12.03.   Interest Rights Preserved................................    55

                                   ARTICLE 13
                             GUARANTEE OF SECURITIES

SECTION 13.01.   Unconditional Guarantee..................................    55

SECTION 13.02.   Execution, Authentication and Delivery...................    56

                                   ARTICLE 14
                                  MISCELLANEOUS

SECTION 14.01.   Trust Indenture Act Controls.............................    57

SECTION 14.02.   Notices..................................................    57

SECTION 14.03.   Communication by Holders with Other Holders..............    58

SECTION 14.04.   Certificate and Opinion as to Conditions Precedent.......    58

SECTION 14.05.   Statements Required in Certificate or opinion............    58

SECTION 14.06.   Separability Clause......................................    59

SECTION 14.07.   Rules by Trustee, Paying Agent, Conversion Agent and
                 Registrar................................................    59

SECTION 14.08.   Calculations.............................................    59

SECTION 14.09.   Legal Holidays...........................................    59

SECTION 14.10.   GOVERNING LAW............................................    59

SECTION 14.11.   No Recourse Against Others...............................    59

SECTION 14.12.   Successors...............................................    59

SECTION 14.13.   Multiple Originals.......................................    60

      INDENTURE dated as of August __, 2004, among COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation ("Company"), COUNTRYWIDE HOME LOANS, INC., a New York corporation ("Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation ("Trustee").

      Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Securities:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

      SECTION 1.01. Definitions.

      "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Board of Directors" means either the board of directors of the Company or the Guarantor, as the case may be, or any duly authorized committee of such board.

      "Business Day" means each day of the year other than a Saturday or a Sunday or other day on which banking institutions in The City of New York are required or authorized to close.

      "Capital Stock" for any corporation means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that corporation.

      "Common Stock" shall mean the shares of Common Stock, $0.05 par value, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

      "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

      "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

      "Debt" means with respect to either the Company or the Guarantor, at any date, without duplication, obligations (other than nonrecourse obligations) for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Global Securities" means Securities that are substantially in the form of the Securities attached hereto as Exhibit A-1.

      "Guarantee" means the full and unconditional guarantee of the Securities by the Guarantor to the extent set forth in Article 13 hereof.

      "Guarantor" means the Person named as the "Guarantor" in the first paragraph of this instrument until a successor Person replaces it pursuant to the applicable provisions of this instrument, and thereafter shall mean such successor Person. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      "Guarantor Request" or "Guarantor Order" means a written request or order executed in the name of the Guarantor by any two Officers.

      "Guarantor's Officers' Certificate" means a written certificate containing the information specified in Sections 14.04 and 14.05, executed in the name of the Guarantor by any two Officers, and delivered to the Trustee. A Guarantor's Officers' Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Guarantor but need not contain the information specified in Sections 14.04 and 14.05.

      "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

      "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

      "Initial Accreted Principal Amount" of any Security means, in connection with the initial issuance of such Security, the accreted principal amount of such Security as of its initial issuance, as set forth on the face of the Security.

      "Issue Date" of any Security means the date on which the Security was initially issued or deemed issued as set forth on the face of the Security.

      "Issue Discount" of any Security means the difference between the Initial Accreted Principal Amount and the Principal Amount at Maturity of such Security as set forth on the face of such Security.

      "Maximum Conversion Rate" means 40.5844 shares of Common Stock; provided, that if the Conversion Rate is adjusted pursuant to Article 11, the Maximum Conversion Rate shall be adjusted on the same basis as the Conversion Rate except that the Maximum Conversion Rate shall not be adjusted as a result of any adjustments to the Conversion Rate made solely for quarterly cash dividends pursuant to Section 11.09.

      "Officer" means the Chairman of the Board, the President or any Executive Managing Director, Senior Managing Director, Managing Director, the Treasurer or the Secretary of the Company or the Guarantor, as the case may be, that complies with the requirements of Section 314(e) of the TIA and is delivered to the Trustee.

      "Officers' Certificate" means a written certificate containing the information specified in Sections 14.04 and 14.05, signed in the name of the Company by any two Officers, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.03 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 14.04 and 14.05.

      "Opinion of Counsel" means a written opinion containing the information specified in Sections 14.04 and 14.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company, the Guarantor or the Trustee.

      "Original Issue Discount" means original issue discount, as determined for United States federal income tax purposes, attributable to the Securities.

      "Person" or "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "Principal Amount at Maturity" of a Security means the Principal Amount at Maturity as set forth on the face of such Security.

      "Redemption Date" or "redemption date" means the date specified for redemption of the Securities in accordance with the terms of the Securities and this Indenture.

      "Redemption Price" or "redemption price" shall have the meaning set forth in paragraph 6 of the form of Security set forth in Exhibit A-1 of this Indenture.

      "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Sale Price" of Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in the composite transactions for the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded. In the absence of such quotation, the Company shall be entitled to determine the Sale Price on the basis of such quotations as it considers appropriate.

      "SEC" means the Securities and Exchange Commission or any successor thereto.

      "Securities" means any of the Company's Convertible Securities due 2031, as amended or supplemented from time to time, issued under this Indenture, the terms of which shall be substantially in the form of Security set forth in Exhibit A-1 of this Indenture.

      "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

      "Special Record Date" means for the payment of any Defaulted Interest, the date fixed by the Trustee pursuant to Section 12.02.

      "Stated Maturity", when used with respect to any Security or any installment of semi-annual or contingent interest thereon, means the date specified in such Security as the fixed date on which an amount equal to the Principal Amount at Maturity of such Security or such installment of semi-annual or contingent interest is due and payable.

      "Subsidiary" means (i) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Company or the Guarantor, as the case may be, by one or more Subsidiaries of the Company or the Guarantor, as the case may be, or by the Company or the Guarantor, as the case may be, and one or more Subsidiaries of the Company or the Guarantor, as the case may be, (ii) a partnership in which the Company or the Guarantor, as the case may be, or a Subsidiary of the Company or the Guarantor, as the case may be, holds a majority interest in the equity capital or profits of such partnership, or (iii) any other person (other than a corporation) in which the Company or the Guarantor, as the case may be, a Subsidiary of the Company or the Guarantor, as the case may be, or the Company or the Guarantor, as the case may be, and one or more Subsidiaries of the Company or the Guarantor, as the case may be, directly or indirectly, at the date of determination, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such person.

      "Tax Event" means that the Company shall have received an opinion from independent tax counsel experienced in such matters to the effect that, on or after August __, 2004, as a result of (a) any amendment or addition to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment or addition to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment, addition or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after August __, 2004, there is more than an insubstantial risk that interest (including accrued Original Issue Discount, accrued Issue Discount and contingent interest, if any) payable on the Securities either (i) would not be deductible on a current accrual basis or (ii) would not be deductible under any other method, in either case in whole or in part, by the Company (by reason of deferral, disallowance, or otherwise) for United States federal income tax purposes.

      "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

      "trading day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

      "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

      SECTION 1.02. Other Definitions.

TERM                                     DEFINED IN SECTION
----                                     ------------------
"Act"                                    1.05(a)
"Agent Members"                          2.12(b)
"Associate"                              3.09(a)
"Average Sale Price"                     11.01
"Bankruptcy Law"                         6.01
"beneficial owner"                       3.09(a)
"Bid Solicitation Agent"                 2.03
"cash"                                   3.08(a)
"Change In Control"                      3.09(a)
"Change In Control Purchase Date"        3.09(a)
"Change in Control Purchase Notice"      3.09(c)
"Change in Control Purchase Price"       3.09(a)
"Company Notice"                         3.08(c)
"Company Notice Date"                    3.08(b)
"Contingent Debt Regulations"            4.07
"Conversion Agent"                       2.03
"Conversion Date"                        11.02
"Conversion Rate"                        11.01
"Conversion Trigger Price"               11.06
"Custodian"                              6.01
"Defaulted Interest"                     12.02
"Depositary"                             2.01(b)
"DTC"                                    2.01(b)
"Event of Default"                       6.01
"Exchange Act"                           2.12(b)(1)
"Ex-Dividend Date"                       11.08(a)
"Ex-Dividend Time"                       11.01
"Fixed Amount"                           Exhibit A-1
"Interest Payment Date"                  10.01
"Legal Holiday"                          14.09
"noncontingent bond method"              4.07
"Notice of Default"                      6.01
"Option Exercise Date"                   10.01
"Paying Agent"                           2.03
"Purchase Date"                          3.08(a)
"Purchase Notice"                        3.08(a)
"Purchase Price"                         3.08(a)
"Registrar"                              2.03
"Regular Record Date"                    10.01
"Restated Principal Amount"              10.01
"Rights"                                 11.20
"Rights Agreement"                       11.20
"Rule 144A Information"                  4.06
"Securities Act"                         4.06
"Securities Market Price"                Exhibit A-1

TERM                                     DEFINED IN SECTION
----                                     ------------------
"Tax Event Date"                         10.01
"Time of Determination"                  11.01

      SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

      "Commission" means the SEC.

      "indenture securities" means the Securities.

      "indenture security holder" means a Securityholder.

      "indenture to be qualified" means this Indenture.

      "indenture trustee" or "institutional trustee" means the Trustee.

      "obligor" on the Securities means the Company.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

      SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

      (c) "or" is not exclusive;

      (d) "including" means including, without limitation; and

      (e) words in the singular include the plural, and words in the plural include the singular.

      SECTION 1.05. Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantor, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The ownership of Securities shall be proved by the register maintained by the Registrar.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

      (e) If the Company or the Guarantor shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantor, as the case may be, may, at its option, by or pursuant to a resolution of the Board of Directors of the Company or the Guarantor, as the case may be, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but neither the Company nor the Guarantor, shall have any obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                   ARTICLE 2

                                 THE SECURITIES

      SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company and the Guarantor and as are not inconsistent with the provisions of this Indenture. The Company and the Guarantor shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

      (a) Certificated Securities. Except as provided in Section 2.12, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Securities in definitive form.

      (b) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate Principal Amount at Maturity of outstanding Securities from time to time endorsed thereon and that the aggregate Principal Amount at Maturity of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

      Any adjustment of the aggregate Principal Amount at Maturity of a Global Security to reflect the amount of any increase or decrease in the Principal Amount at Maturity of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depository Trust Company ("DTC") or the nominee thereof (such depositary, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary").

      (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

      The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(c), authenticate and deliver initially one or more Global Securities, with the Guarantee endorsed thereon by the Guarantor, that (1) shall be registered in the name of the Depositary, (2) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (3) shall bear legends substantially to the following effect:

      "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY

      OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

      SECTION 2.02. Execution and Authentication. The Securities shall be executed on behalf of the Company by any Officer of the Company, with the Guarantee endorsed thereon on behalf of the Guarantor by any Officer of the Guarantor. The signature of the Officer of the Company on the Securities and the endorsement of the Guarantee by the Officer of the Guarantor on the Securities may be manual or facsimile.

      Securities bearing the manual or facsimile signatures of an individual who was at the time of the execution of the Securities the proper Officer of the Company or the Guarantor, as the case may be, shall bind the Company or the Guarantor, as the case may be, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of authentication of such Securities.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

      The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount at Maturity of up to $675,000,000 upon a Company and Guarantor Order without any further action by the Company or the Guarantor. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.07.

      The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of Principal Amount at Maturity and any integral multiple thereof.

      SECTION 2.03. Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (the "Bid Solicitation Agent") to act pursuant to paragraph 5 of the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.05. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

      The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company or any Subsidiary of the Company, or the Guarantor, or any Subsidiary of the Guarantor, or any Affiliate of any of them may act as Bid Solicitation Agent.

      The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

      SECTION 2.04. Paying Agent to Hold Money and Securities in Trust. Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or Common Stock. This Section 2.04 shall also apply to the Guarantor in respect of any amounts payable by it under the Guarantee.

      SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semi-annually on May 1 and November 1 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

      SECTION 2.06. Transfer and Exchange. Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities (having the Guarantee endorsed thereon by the Guarantor) of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

      At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate Principal Amount at Maturity, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee upon receipt of a Company Order shall authenticate and deliver, the Securities (having the Guarantee endorsed thereon by the Guarantor) which the Holder making the exchange is entitled to receive.

      The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

      (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall be limited to transfers of such Global Security in whole, or in part, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

      (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

      (d) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

      (e) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

      SECTION 2.07. Replacement Securities. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security (having the Guarantee endorsed thereon by the Guarantor) of like tenor and Principal Amount at Maturity, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

      Upon the issuance of any new Securities under this Section, the Company or the Guarantor may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

      SECTION 2.08. Outstanding Securities; Determinations of Holders' Action. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it pursuant to
Section 2.07 for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or the Guarantor or an Affiliate of the Company or the Guarantor holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount at Maturity of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or the Guarantor or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

      If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

      If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the Purchase Date or a Change in Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change in Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Issue Discount and interest (including contingent interest), if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

      If a Security is converted in accordance with Article 11, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Security, whether or not the Security is delivered to the Paying Agent.

      SECTION 2.09. Temporary Securities. Subject to Section 2.12 hereof, pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

      If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company or the Guarantor designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and upon Company Order the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount at Maturity of definitive Securities (having the Guarantee endorsed thereon) of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

      SECTION 2.10. Cancellation. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company or the Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or the Guarantor, as the case may be, may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 11. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

      SECTION 2.11. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change in Control Purchase Price in respect thereof, and interest (including contingent interest, if any) thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Guarantor, the Trustee nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.

      SECTION 2.12. Global Securities.

      (a) Transfer of Global Security. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a). A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. As used in this paragraph, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

      (b) The provisions of clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

            (1) Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the depositary in the event that
      (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor Depositary is not appointed by the Company within 90 days, (ii) the Company decides to discontinue the use of the system of book-entry transfer through the Depositary (or any successor Depositary) or (iii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

            (2) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate Principal Amount at Maturity equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the Principal Amount at Maturity thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

            (3) Subject to the provisions of clause (5) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

            (4) In the event of the occurrence of any of the events specified in clause (1) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

            (5) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor or the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

      SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

      SECTION 3.01. Right to Redeem; Notices to Trustee.

      The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 6 and 8 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount at Maturity of Securities to be redeemed, the Redemption Price and the amount of contingent interest, if any, payable on the Redemption Date.

      The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

      SECTION 3.02. Selection of Securities to Be Redeemed.

      If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata based on ownership thereof or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000.

      Securities and any portions thereof that the Trustee selects shall be in Principal Amounts at Maturity of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

      If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

      SECTION 3.03. Notice of Redemption.

      At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

      The notice shall identify the Securities to be redeemed and shall state:

      (a) the Redemption Date;

      (b) the Redemption Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, payable on the Redemption Date;

      (c) the Conversion Rate;

      (d) the name and address of the Paying Agent and Conversion Agent;

      (e) that Securities called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

      (f) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

      (g) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and contingent interest, if any;

      (h) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts at Maturity of the particular Securities to be redeemed;

      (i) that, unless the Company defaults in making payment of such Redemption Price and contingent interest, if any, Issue Discount and interest (including contingent interest), if any, on Securities called for redemption will cease to accrue on and after the Redemption Date; and

      (j) the CUSIP number of the Securities.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such notice of redemption must be mailed.

      SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price (together with accrued contingent interest, if any) stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price (together with accrued contingent interest, if any) stated in the notice.

      SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary of the Company, or the Guarantor or a Subsidiary of the Guarantor, or an Affiliate of any of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and any accrued and unpaid contingent interest with respect to, all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money, not required for that purpose because of conversion of Securities pursuant to
Article 11. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

      SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security (having the Guarantee endorsed thereon by the Guarantor) in an authorized denomination equal in Principal Amount at Maturity to the unredeemed portion of the Security surrendered.

      SECTION 3.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of, and any accrued and unpaid contingent interest with respect to, such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Prices of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

      SECTION 3.08. Purchase of Securities at Option of the Holder.

      (a) General. Securities shall be purchased by the Company in U.S. legal tender ("cash") pursuant to paragraph 7 of the Securities as of February 8, 2006, February 8, 2011, February 8, 2016, February 8, 2021, and February 8, 2026 (each, a "Purchase Date"), at the purchase price of $779.28 per $1,000 of Principal Amount at Maturity as of February 8, 2006, of $819.14 per $1,000 of Principal Amount at Maturity as of February 8, 2011, of $861.03 per $1,000 Principal Amount at Maturity as of February 8, 2016, of $905.06 per $1,000 Principal Amount at Maturity as of February 8, 2021, and of $951.35 per $1,000 Principal Amount at Maturity as of February 8, 2026 (each, a "Purchase Price", as applicable), at the option of the Holder thereof, upon:

            (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is at least 20 Business Days prior to a Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date stating:

                  (A) the certificate number of the Security which the Holder will deliver to be purchased,

                  (B) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be a Principal Amount at Maturity of $1,000 or an integral multiple thereof, and

                  (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in (i) paragraph 7 of the Securities and (ii) this Indenture; and

            (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid contingent interest, if any) promptly following the later of the Purchase Date and the time of delivery of the Security.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      (b) Purchase with Cash. On each Purchase Date, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, shall be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. The Company Notice, as provided in Section 3.08(c), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

      (c) Company Notice. The Company's notice shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in
Section 14.02 at the time specified in Section 3.08(b) (the "Company Notice"). Such Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

      (1) the Purchase Price, the Conversion Rate and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Securities as of the Purchase Date;

      (2) the name and address of the Paying Agent and the Conversion Agent;

      (3) that Securities as to which a Purchase Notice has been given may be converted pursuant to Article 11 hereof only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

      (4) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price and contingent interest, if any;

      (5) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn, together with any accrued contingent interest payable with respect thereto, will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (4);

      (6) the procedures the Holder must follow to exercise rights under
      Section 3.08 and a brief description of those rights;

      (7) briefly, the conversion rights of the Securities;

      (8) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of
      Section 3.10);

      (9) that, unless the Company defaults in making payment of such Purchase Price and contingent interest, if any, Issue Discount and interest (including contingent interest), if any, on Securities surrendered for purchase will cease to accrue on and after the Purchase Date; and

      (10) the CUSIP number of the Securities.

      At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense, provided that the Company makes such request at least 15 days (unless a shorter period shall be acceptable to the Trustee) prior to the date such Company Notice must be mailed; and provided, further, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      (d) Procedure upon Purchase. The Company shall deposit cash at the time and in the manner as provided in Section 3.11, sufficient to pay the aggregate Purchase Price of, and any accrued and unpaid contingent interest with respect to, all Securities to be purchased pursuant to this Section 3.08.

      SECTION 3.09. Purchase of Securities at Option of the Holder upon Change in Control.

      (a) If on or prior to February 8, 2006 there shall have occurred a Change in Control, Securities shall be purchased by the Company, at the option of the Holder thereof, at a purchase price specified in paragraph 7 of the Securities (the "Change in Control Purchase Price"), as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(c).

      A "Change in Control" shall be deemed to have occurred at such time as either of the following events shall occur:

            (1) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person including its Affiliates or Associates (for the purposes of this Section 3.09 only, as the term "person" is used in
      Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange
      Act) of 50% or more of the voting power of the (x) voting common stock of the Company or the Guarantor then outstanding or (y) other Capital Stock into which the Common Stock or the Guarantor's common stock is reclassified or changed; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or
      (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

            (2) There shall be consummated any share exchange, consolidation or merger of the Company or the Guarantor pursuant to which its respective voting common stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company or the Guarantor, as the case may be, in which the holders of such voting common stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

Notwithstanding the foregoing provisions of this Section 3.09, a Change in Control shall not be deemed to have occurred by virtue of the Company, the Guarantor, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company, the Guarantor or any Subsidiary, or any person holding its respective voting common stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of such Capital Stock, whether in excess of 50% or otherwise.

      "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

      (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Securityholder and shall state:

            (1) briefly, the events causing a Change in Control and the date of such Change in Control;

            (2) the date by which the Change in Control Purchase Notice pursuant to this Section 3.09 must be given;

            (3) the Change in Control Purchase Date;

            (4) the Change in Control Purchase Price and, to the extent known at the time of such notice, the amount of contingent interest, if any, that will be accrued and payable with respect to the Securities as of the change in Control Purchase Date;

            (5) the name and address of the Paying Agent and the Conversion
      Agent;

            (6) the Conversion Rate and any adjustments thereto;

            (7) that Securities as to which a Change in Control Purchase Notice has been given by the Holder may be converted pursuant to Article 11 hereof only if the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (8) that Securities must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price and contingent interest, if any;

            (9) that the Change in Control Purchase Price for any Security as to which a Change in Control Purchase Notice has been duly given and not withdrawn, together with any accrued contingent interest payable with respect thereto, will be paid promptly following the later of the Change in Control Purchase Date and the time of surrender of such Security as described in (8);

            (10) briefly, the procedures the Holder must follow to exercise rights under this Section 3.09;

            (11) briefly, the conversion rights of the Securities;

            (12) the procedures for withdrawing a Change in Control Purchase Notice;

            (13) that, unless the Company defaults in making payment of such Change in Control Purchase Price and contingent interest, if any, Issue Discount and interest (including contingent interest), if any, on Securities surrendered for purchase will cease to accrue on and after the Change in Control Purchase Date; and

            (14) the CUSIP number of the Securities.

      (c) A Holder may exercise its rights specified in Section 3.09(a) upon delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change in Control Purchase Date, stating:

            (1) the certificate number of the Security which the Holder will deliver to be purchased;

            (2) the portion of the Principal Amount at Maturity of the Security which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof; and

            (3) that such Security shall be purchased pursuant to the terms and conditions specified in paragraph 7 of the Securities and this Section 3.09.

      The delivery of such Security to the Paying Agent prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to this Section
3.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice and such Change in Control Purchase Notice shall not be validly withdrawn by the Holder.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Security if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid contingent interest, if any) promptly following the later of the Change in Control Purchase Date and the time of delivery of the Security to the Paying Agent in accordance with this
Section 3.09.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change in Control Purchase Notice contemplated by this
Section 3.09(c) shall have the right to withdraw such Change in Control Purchase Notice at any time prior to the close of business on the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

      The Company shall not be required to comply with this Section 3.09 if a third party mails a written notice of Change in Control in the manner, at the times and otherwise in compliance with this Section 3.09 and repurchases all Securities for which a Change in Control Purchase Notice shall be delivered and not withdrawn.

      SECTION 3.10. Effect of Purchase Notice or Change in Control Purchase Notice. Upon receipt by the Paying Agent of the Purchase Notice or Change in Control Purchase Notice specified in Section 3.08(a) or Section 3.09(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change in Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change in Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest, with respect to such Security to the Purchase Date or Change in Control Purchase Date, as the case may be. Such Purchase Price or Change in Control Purchase Price and contingent interest, if any, shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change in Control Purchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to
Article 11 hereof on or after the date of the delivery of such Purchase Notice or Change in Control Purchase Notice, as the case may be, unless such Purchase Notice or Change in Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

      A Purchase Notice or Change in Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change in Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or the Change in Control Purchase Date, as the case may be, specifying:

            (a) the Principal Amount at Maturity of the Security with respect to which such notice of withdrawal is being submitted;

            (b) the certificate number of the Security in respect of which such notice of withdrawal is being submitted; and

            (c) the Principal Amount at Maturity, if any, of such Security which remains subject to the original Purchase Notice or Change in Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      There shall be no purchase of any Securities pursuant to Section 3.08 or
3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change in Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Change in Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, and any accrued and unpaid contingent interest with respect to such Securities) in which case, upon such return, the Purchase Notice or Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

      SECTION 3.11. Deposit of Purchase Price or Change in Control Purchase Price. Prior to 10:00 a.m. New York City time on the Business Day following the Purchase Date or the Change in Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Business
Day) sufficient to pay the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and any accrued and unpaid contingent interest with respect to, all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change in Control Purchase Date, as the case may be. After the Purchase Date or the Change in Control Purchase Date, Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Security, whether or not such Security is delivered to the Paying Agent.

      SECTION 3.12. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount at Maturity equal to, and in exchange for, the portion of the Principal Amount at Maturity of the Security so surrendered which is not purchased.

      SECTION 3.13. Covenant to Comply With Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule l4e-1 under the Exchange Act and any other then applicable tender offer rules, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 3.08 and 3.09 to be exercised in the time and in the manner specified in Sections 3.08 and 3.09.

      SECTION 3.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in paragraph 16 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Purchase Price or Change in Control Purchase Price, as the case may be, or contingent interest, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change in Control Purchase Price, as the case may be, of, and the accrued and unpaid contingent interest with respect to, the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change in Control Purchase Date, as the case may be, then promptly after the Business Day following the Purchase Date or Change in Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with any interest, if any thereon (subject to the provisions of Section 7.01(f)).

                                    ARTICLE 4

                                    COVENANTS

      SECTION 4.01. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 10:00 a.m. New York City time by the Company. Principal Amount at Maturity, Restated Principal Amount, Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest and interest, if any, shall be considered paid on the applicable date due if on such date (or, in the case of a Purchase Price or Change in Control Purchase Price, on the Business Day following the applicable Purchase Date or Change in Control Purchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amounts then due.

      The Company shall, to the extent permitted by law, pay interest on overdue amounts at the rate per annum set forth in paragraph 1 of the Securities, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Issue Discount.

      SECTION 4.02. SEC and Other Reports. The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      SECTION 4.03. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2004) an Officers' Certificate and the Guarantor shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2004) a Guarantor's Officers' Certificate, each such Certificate stating whether or not to the best knowledge of the signers thereof, the Company or the Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company or the Guarantor, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

      SECTION 4.04. Further Instruments and Acts. Upon request of the Trustee, each of the Company and the Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

      SECTION 4.05. Maintenance of Office or Agency. The Company or the Guarantor will maintain in the Borough of Manhattan, The City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company or the Guarantor in respect of the Securities and this Indenture may be served. The office of The Bank of New York, located at 101 Barclay Street, New York, New York, 10286 (Attention: Corporate Trust Administration), shall initially be such office or agency for all of the aforesaid purposes. The Company or the Guarantor shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company or the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

      The Company or the Guarantor may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company or the Guarantor of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

      SECTION 4.06. Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Securities or shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Securities or holder of shares of Common Stock issued upon conversion of Securities, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

      SECTION 4.07. Tax Treatment. The Company agrees, and each Holder and any beneficial holder of a Security shall be deemed to agree, for United States federal income tax purposes, (a) to treat the Securities as debt instruments that are subject to Section 1.1275-4(b) of the Treasury Regulations (the "Contingent Debt Regulations") and, for purposes of the Contingent Debt Regulations, to treat the cash and the fair market value of any stock beneficially received upon any conversion of the Securities as a contingent payment, (b) to accrue interest with respect to outstanding Securities as original issue discount according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the Treasury Regulations, using a comparable yield of
6.53 percent per annum compounded semi-annually based on an issue price of $741.37 on February 8, 2001 and the projected payment schedule attached as Annex A to this Indenture, and (c) to be bound by the "comparable yield" and the "projected payment schedule" within the meaning of the Contingent Debt Regulations, as determined by the Company, in each case, except as required by applicable law. A Holder or beneficial owner may obtain the issue price, Issue Date, amount of Original Issue Discount, yield to maturity, comparable yield and projected payment schedule for the Securities by submitting a written request for such information to the Company at the address of the Company set forth in
Section 14.02. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Original Issue Discount for United States federal income tax purposes (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Original Issue Discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time, including the amount of any adjustment made under the noncontingent bond method to account for the amount of any difference between the amount of an actual payment and the amount of a projected payment.

      The Company acknowledges and agrees, and each Holder and any beneficial holder of a Security by its purchase thereof shall be deemed to acknowledge and agree, that (i) the comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes and (ii) the comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on the Securities.

      The Company may cause to be withheld from any payment hereunder any tax withholding required by law or regulations, including, in the case of any withholding obligation arising from income that does not give rise to any cash or property from which any applicable withholding tax could be satisfied, set off against any subsequent payment of cash or property hereunder.


                                   ARTICLE 5

                              SUCCESSOR CORPORATION

      SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

      (a) either (1) the Company shall be the continuing corporation or (2) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (i) shall be organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, provided, however, that the condition contained in this section 5.01(a)(2)(i) shall not apply if independent counsel experienced in such matters delivers an opinion to the Company concluding that, under then existing laws, there would be no adverse tax consequences to the Holders if this condition were not satisfied, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

      (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

      (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      (d) the Guarantor has delivered to the Trustee a Guarantor's Officers' Certificate and an opinion of counsel, each stating that the Guarantor's obligations hereunder shall remain in full force and effect thereafter.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

      The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease and obligations the Company may have under a supplemental indenture pursuant to Section 11.15, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to
Section 9.06, the Company, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

      SECTION 5.02. When Guarantor May Merge or Transfer Assets. The Guarantor shall not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

      (a) either (1) the Guarantor shall be the continuing corporation or (2) the person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Guarantor substantially as an entirety (i) shall be organized and validly existing under the laws of the United

States or any State thereof or the District of Columbia, provided, however, that the condition contained in this section 5.02(a)(2)(i) shall not apply if independent counsel experienced in such matters delivers an opinion to the Guarantor concluding that, under then existing laws, there would be no adverse tax consequences to the Holders if this condition were not satisfied, and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Guarantor under the Securities and this Indenture;

      (b) immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

      (c) the Guarantor shall have delivered to the Trustee a Guarantor's Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Guarantor or another Subsidiary), which, if such assets were owned by the Guarantor, would constitute all or substantially all of the properties and assets of the Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

      The successor person formed by such consolidation or into which the Guarantor is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor had been named as the Guarantor herein; and thereafter the Guarantor shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Guarantor, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Guarantor.

      SECTION 5.03. Assumption by Guarantor. The Guarantor, or a Subsidiary thereof, may directly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the Principal Amount at Maturity, Initial Accreted Principal Amount plus accrued Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to Article 10, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to
Article 11, with respect to the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Company under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Company herein and the Company shall be released from its liability as obligor on the Securities. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee a Guarantor's Officers' Certificate and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantees remain in full force and effect.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

      SECTION 6.01. Events of Default. An "Event of Default" means any one of the following events:

      (a) a default in payment of any contingent interest or of interest which becomes payable after the Securities have been converted to semi-annual coupon notes following the occurrence of a Tax Event, which default, in either case, continues for 30 days;

      (b) a default in the payment of the Principal Amount at Maturity (or, if the Securities have been converted to semi-annual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount), Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase or otherwise (whether or not any such payment shall be prohibited by the terms of this Indenture);

      (c) the Company or the Guarantor fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (a) and (b) above) and such failure (or the failure to obtain a waiver thereof) continues for 60 days after receipt by the Company of a Notice of Default;

      (d) (1) failure of the Company or the Guarantor to make any payment by the end of any applicable grace period after maturity of Debt in an amount (taken together with amounts in (2) below) in excess of $50,000,000 and continuance of such failure, or (2) the acceleration of Debt in an amount (taken together with amounts in (1) above) in excess of $50,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of (1) or (2) above, for a period of 30 days after receipt by the Company or the Guarantor of a Notice of Default; provided, however, that if any such failure or acceleration referred to in (1) or (2) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to be continuing;

      (e) the Company or the Guarantor pursuant to or under or within the meaning of any Bankruptcy Law:

            (1) commences a voluntary case or proceeding;

            (2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

            (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

            (4) makes a general assignment for the benefit of its creditors;

            (5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

            (6) consents to the filing of such petition or the appointment of or taking possession by a Custodian; or

      (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (1) is for relief against the Company or the Guarantor in an involuntary case or proceeding, or adjudicates the Company or the Guarantor insolvent or bankrupt;

            (2) appoints a Custodian of the Company or the Guarantor or for any substantial part of its property; or

            (3) orders the winding up or liquidation of the Company or the Guarantor;

and the order or decree remains unstayed and in effect for 60 days.

      "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

      "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

      A Default under clause (c) or clause (d) above is not an Event of Default unstil the Trustee notifies the Company or the Guarantor, as the case may be, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding notify the Company or the Guarantor, as the case may be, and the Trustee, of the Default and the Company or the Guarantor, as the case may be, does not cure such Default (and such Default is not waived) within the time specified in clause (c) or clause (d) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

      The Company or the Guarantor, as the case may be, shall deliver to the Trustee, within five (5) days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default under clause (c) or clause (d) above, its status and what action the Company or the Guarantor, as the case may be, is taking or proposes to take with respect thereto.

      SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f)) occurs and is continuing, the Trustee by Notice to the Company and the Guarantor, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding by notice to the Company, the Guarantor and the Trustee, may declare the Initial Accreted Principal Amount plus accrued Issue Discount through the date of such declaration, and any accrued and unpaid interest (including contingent interest) through the date of such declaration, on all the Securities to be immediately due and payable. Upon such a declaration, such Initial Accreted Principal Amount plus accrued Issue Discount, and such accrued and unpaid interest (including contingent interest), if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or (f) occurs and is continuing, the Initial Accreted Principal

Amount plus accrued Issue Discount, and any accrued and unpaid interest (including contingent interest), on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Initial Accreted Principal Amount plus accrued Issue Discount and any accrued and unpaid interest (including contingent interest) that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

      SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Initial Accreted Principal Amount plus accrued Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

      The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

      SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.01(a) or (b), (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      SECTION 6.05. Control by Majority. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.05 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

      (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

      (b) the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

      (c) such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

      (e) the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

      A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

      SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount at Maturity (or if the Securities have been converted to semi-annual coupon notes following a Tax Event pursuant to Article 10, the Restated Principal Amount), Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

      SECTION 6.08. Collection Suit by Trustee. If an Event of Default described in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantor for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

      SECTION 6.09. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount at Maturity, Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or the Guarantor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (a) to file and prove a claim for the whole amount of the Principal Amount at Maturity, Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.07) and of the Holders allowed in such judicial proceeding, and

            (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

      FIRST: to the Trustee for amounts due under Section 7.07;

      SECOND: to Securityholders for amounts due and unpaid on the Securities for the Principal Amount at Maturity, Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

      THIRD: the balance, if any, to the Company or the Guarantor.

      The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

      SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in aggregate Principal Amount at Maturity of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      SECTION 6.12. Waiver of Stay, Extension or Usury Laws. The Company and the Guarantor covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or the Guarantor from paying all or any portion of the Principal Amount at Maturity, Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest, if any, interest payable pursuant to Article 10, delivering Common Stock upon a conversion pursuant to Article 11 or paying the cash equivalent thereof, in respect of Securities, or any interest on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     TRUSTEE

      SECTION 7.01. Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

            (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1), (2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

      (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

      (e) The Trustee may refuse to perform any duty or exercise any right or power or expend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

      SECTION 7.02. Rights of Trustee. Subject to its duties and responsibilities under the provisions of Section 7.01, and, except as expressly excluded from this Indenture pursuant to said Section 7.01, under the TIA:

      (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate or a Guarantor's Officers' Certificate if such matter pertains to the Guarantor;

      (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

      (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of Counsel;

      (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

      (g) any request or direction of the Company or the Guarantor, as the case may be, mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or a Guarantor Request or Guarantor Order, as the case may be, and any resolution of the Board of Directors of the Company or the Guarantor, as the case may be, may be sufficiently evidenced by a resolution of such Board of Directors;

      (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney at the sole cost of the Company or the Guarantor, as the case may be, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

      (i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

      (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

      (k) the Trustee may request that the Company deliver an Officers' Certificate and that the Guarantor deliver a Guarantor's Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate or Guarantor's Officers' Certificate may be signed by any person authorized to sign such Officers' Certificate or Guarantor's Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

      SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates or the Guarantor or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

      SECTION 7.04. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for any statement in the registration statement for the Securities under the Securities Act or in the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

      SECTION 7.05. Notice of Defaults. If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default described in Section 6.01(a) or (b), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

      SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to promptly notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

      SECTION 7.07. Compensation and Indemnity.

      The Company and the Guarantor agree:

            (a) to pay to the Trustee from time to time such compensation as the Company or the Guarantor and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (c) to indemnify the Trustee or any predecessor, Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorney's fees and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, the

      Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      To secure the Company's or the Guarantor's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount at Maturity, Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price, Change in Control Purchase Price, contingent interest, interest payable pursuant to Article 10, or interest, if any, as the case may be, on particular Securities, or Common Stock delivered upon a conversion pursuant to Article 11, or the cash equivalent thereof.

      The Company's or the Guarantor's payment obligations pursuant to this
Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f), the expenses including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any Bankruptcy Law.

      SECTION 7.08. Replacement of Trustee. The Trustee may resign by so notifying the Company and the Guarantor; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee, the Company and the Guarantor. The Company or the Guarantor shall remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10;

      (b) the Trustee is adjudged bankrupt or insolvent;

      (c) a receiver or public officer takes charge of the Trustee or its property; or

      (d) the Trustee otherwise becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company or the Guarantor shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Company and the Guarantor satisfactory in form and substance to the retiring Trustee, the Company and the Guarantor. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

      If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, the Guarantor or the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company or the Guarantor for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

      SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA
Section 310(b).

      SECTION 7.11. Preferential Collection of Claims Against Company and Guarantor. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

      SECTION 8.01. Discharge of Liability on Securities. When (i) the Company or the Guarantor delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company or the Guarantor deposits with the Trustee cash or, if expressly permitted by the terms of the Securities, Common Stock sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company or the Guarantor pays all other sums payable hereunder by the Company and the Guarantor, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company or the Guarantor acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company or on demand of the Guarantor accompanied by a Guarantor's Officer's Certificate and Opinion of Counsel and at the cost and expense of the Guarantor.

      SECTION 8.02. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company or the Guarantor upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company or the Guarantor, Holders entitled to the money or securities must look to the Company or the Guarantor for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

                                   ARTICLE 9

                                   AMENDMENTS

      SECTION 9.01. Without Consent of Holders. The Company, the Guarantor and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

      (a) to cure any ambiguity, omission, defect or inconsistency;

      (b) to comply with Article 5 or Section 11.15;

      (c) to secure the Company's obligations under the Securities and this Indenture;

      (d) to add to the Company's or the Guarantors' covenants for the benefit of the Securityholders or to surrender any right or power conferred upon the Company or the Guarantor;

      (e) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act; or

      (f) to make any change that does not adversely affect the rights of any Holders.

      SECTION 9.02. With Consent of Holders. With the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding, the Company, the Guarantor and the Trustee may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment to this Indenture or the Securities may not:

      (a) change the provisions of this Indenture that relate to modifying or amending this Indenture;

      (b) make any change in the Stated Maturity, the manner or rate of accrual in connection with Issue Discount, make any change in the manner of calculation of, or that adversely affects the right to receive, contingent interest, reduce the rate of interest referred to in paragraph 1 of the Securities, reduce the rate of interest referred to in Section 10.01 upon the occurrence of a Tax Event, or extend the time for payment of Issue Discount, contingent interest or interest, if any, on any Security;

      (c) reduce the Principal Amount at Maturity, accrued Issue Discount, Restated Principal Amount or the Initial Accreted Principal Amount of or extend the Stated Maturity of any Security;

      (d) reduce the Redemption Price, Purchase Price or Change in Control Purchase Price of any Security;

      (e) make any Security payable in money or securities other than that stated in the Security;

      (f) make any change in Section 6.04 or this Section 9.02, except to increase any percentage set forth therein;

      (g) make any change that adversely affects the right to convert any Security;

      (h) make any change that adversely affects the right to require the Company to purchase the Securities in accordance with the terms thereof and this Indenture;

      (i) make any change to the Guarantee that adversely affects the rights of Holders of the Securities; or

      (j) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Securities.

      It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

      SECTION 9.03. Compliance with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

      SECTION 9.04. Revocation and Effect of Consents, Waivers and Actions. Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

      SECTION 9.05. Notation on or Exchange of Securities. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Guarantor shall so determine, new Securities so modified as to conform, in the opinion of the Board of Directors of the Company or the Guarantor, to any such supplemental indenture may be prepared and executed by the Company or the Guarantor and authenticated and delivered by the Trustee in exchange for outstanding Securities.

      SECTION 9.06. Trustee to Sign Supplemental Indentures. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate or a Guarantor's Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

      SECTION 9.07. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10

                          SPECIAL TAX EVENT CONVERSION

      SECTION 10.01. Optional Conversion to Semi-Annual Coupon Note Upon Tax Event. Upon the occurrence of a Tax Event, the Company may elect to pay interest on all the Securities in lieu of future Issue Discount at the rate of 1% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Initial Accreted Principal Amount plus Issue Discount accrued through the date of such election (the "Option Exercise Date") and shall pay such interest in cash semi-annually on February 8 and August 8 of each year (each an "Interest Payment Date") to holders of record at the close of business on the 15th calendar day immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue semi-annually from the most recent date on which interest (other than contingent interest) has been paid or, in the case of the first interest computation, from the Option Exercise Date. Within 15 days of the occurrence of a Tax Event, the Company shall mail a written notice of such Tax Event by facsimile and first-class mail to the Trustee and within 15 days of its exercise of such option the Company shall mail a written notice of the Option Exercise Date by facsimile and first-class mail to the Trustee and by first class mail to the Holders of the Securities. From and after the Option Exercise Date, (i) the Company shall be obligated to pay at Stated Maturity, in lieu of the Principal Amount at Maturity of a Security, the Restated Principal Amount thereof, (ii) "Initial Accreted Principal Amount and accrued Issue Discount," "Initial Accreted Principal Amount plus Issue Discount" or similar words, as used herein, shall mean Restated Principal Amount plus accrued and unpaid interest under this Article 10 with respect to any Security and (iii) contingent interest shall cease to accrue on the Securities. Securities authenticated and delivered after the Option Exercise Date may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to the conversion of the Securities to semi-annual coupon notes.

                                   ARTICLE 11

                                   CONVERSION

      SECTION 11.01. Conversion Privilege. A Holder of a Security may convert such Security into cash and Common Stock at any time during the period stated in paragraph 9 of the Securities, subject to the provisions of this Article 11. The combined value of the cash payment and the number of shares of Common Stock, if any, issuable upon conversion of a Security per $1,000 of Principal Amount at Maturity thereof (the "Conversion Rate") shall be determined in accordance with the provisions of paragraph 9 of the Securities, subject to adjustment as set forth herein and therein.

      A Holder may convert a portion of the Principal Amount at Maturity of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

      "Average Sale Price" means the average of the Sale Prices of the Common Stock for the shortest of:

      (i) 30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated,

      (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or
      (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), and

      (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 11.06(4), 11.07 or
      11.08 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

      In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which
Section 11.06(a), (b), (c) or (e) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding sentence, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Sale Price of the Common Stock during such period.

      "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which Section 11.07 or 11.08 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for the Common Stock with respect to which such distribution will be made on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded.

      Notwithstanding any other provision of this Indenture, in no event shall the Conversion Rate exceed the Maximum Conversion Rate.

      SECTION 11.02. Conversion Procedure. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, cash and a certificate for the number of full shares of Common Stock, if any, issuable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 11.03. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of

Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be for cash and Common Stock together valued at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

      No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 11. On conversion of a Security, that portion of accrued Original Issue Discount and accrued Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) attributable to the period from the Issue Date (or, if the Company has exercised the option provided for in Section 10.01, the later of (x) the date of such exercise by the Company and (y) the date on which interest was last paid) of the Security through the Conversion Date and (except as provided below) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the cash payment and the Common Stock, if any, in exchange for the Security being converted pursuant to the provisions hereof; and such cash payment and the fair market value of such shares of Common Stock, if any, shall be treated as issued, to the extent thereof, first in exchange for Original Issue Discount and Issue Discount (or interest, if the Company has exercised its option provided for in Section 10.01) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such cash payment and such fair market value of such Common Stock, if any, shall be treated as issued in exchange for the Initial Accreted Principal Amount of the Security being converted pursuant to the provisions hereof.

      If the Holder converts more than one Security at the same time, the cash payment and the number of shares of Common Stock, if any, issuable upon the conversion shall be based on the total Principal Amount at Maturity of the Securities converted.

      If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered on the next succeeding Business Day that is not a Legal Holiday; provided, however, the Security shall be deemed to have been converted and surrendered as of such last day, notwithstanding the occurrence of a Legal Holiday on such day.

      Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security (having the Guarantee endorsed thereon) in an authorized denomination equal in Principal Amount at Maturity to the unconverted portion of the Security surrendered.

      SECTION 11.03. Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price of the Common Stock, on the last trading day prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

      SECTION 11.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the cash payment and the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the cash payment is to be made to, or shares are to be issued in a name other than, the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

      SECTION 11.05. Company to Provide Stock. The Company shall, prior to issuance of any Securities under this Article 11, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

      All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

      SECTION 11.06. Adjustment for Change In Capital Stock. If, after the Issue Date of the Securities, the Company:

      (a) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

      (b) subdivides its outstanding shares of Common Stock into a greater number of shares;

      (c) combines its outstanding shares of Common Stock into a smaller number of shares;

      (d) pays a dividend or makes a distribution on its Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

      (e) issues by reclassification of its Common Stock any shares of its Capital Stock (other than rights, warrants or options for its Capital Stock),

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive in cash and Capital Stock the value of the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

      The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

      If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article 11 with respect to the Common Stock, on terms comparable to those applicable to Common Stock in this Article 11.

      SECTION 11.07. Adjustment for Rights Issue. If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of its Common Stock entitling them, for a period expiring within 60 days after the record date for such distribution, to purchase shares of Common Stock at a price per share less than the Sale Price of the Common Stock as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

                   R'   =     R x            (O + N)
                                   ---------------------------
                                       (O + [(N x P)/M)]

      where:

      R' = the adjusted Conversion Rate.

      R = the current Conversion Rate.

      O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 11.07 is being applied.

      N = the number of additional shares of Common Stock offered pursuant to the distribution.

      P = the offering price per share of the additional shares.

      M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 11.06(d) applies, (ii) a distribution to which Section 11.08 applies, or (iii) a distribution to which Section 11.09 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 11.07 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.07 applies, the fair market value (on the record date for the distribution to which this Section 11.07 applies) of:

      (1) the Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(d) distribution;

      (2) the assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 11.08 distribution; and

      (3) the cash distributed in respect of each share of Common Stock in such
Section 11.09 distribution.

      The Board of Directors shall determine fair market values for the purposes of this Section 11.07.

      The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 11.07 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

      No adjustment shall be made under this Section 11.07 if the application of the formula stated above in this Section 11.07 would result in a value of R' that is equal to or less than the value of R.

      SECTION 11.08. Adjustment for Asset Distributions.

      (a) Subject to 11.08(b), if, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company (excluding (x) distributions of Capital Stock referred to in Section 11.06, (y) distributions of rights, warrants or options referred to in Section
11.07 and (z) any cash dividends or other cash distributions, including those referred to in Section 11.09), the Conversion Rate shall be adjusted, subject to the provisions of Section 11.08(c), in accordance with the formula:

                             R'         =       R x      M
                                                      -------
                                                       M - F
where:

      R' = the adjusted Conversion Rate.

      R  = the current Conversion Rate.

      M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 11.06(d) applies or (ii) a distribution to which Section 11.09 applies, for which, in each case, (i) the record date shall occur on or before the record date for the distribution to which this Section 11.08 applies and
(ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 11.08 applies, the fair market value (on the record date for the distribution to which this Section
11.08 applies) of:

      (1) any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 11.06(d) distribution; and

      (2) any cash distributed in respect of each share of Common Stock in such
Section 11.09 distribution.

      F = the fair market value (on the record date for the distribution to which this Section 11.08 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 11.08 is being applied.

      The Board of Directors shall determine fair market values for the purposes of this Section 11.08.

      The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.08 applies.

      (b) If, after the Issue Date of the Securities, the Company pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be adjusted in accordance with the formula:

                                      R' = R x (1 + F/M)

where:

      R' = the adjusted Conversion Rate.

      R  = the current Conversion Rate.

      M = the average of the Sale Prices of the Common Stock for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for the Common Stock with respect to which such dividend or distribution will be made on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Common Stock is then traded (the "Ex-Dividend Date").

      F = the fair market value of the Capital Stock or similar equity interests distributed in respect of each share of Common Stock for which this Section 11.08(b) applies shall mean the number of shares of Capital Stock or similar equity interests distributed in respect of each share of Common Stock multiplied by the average of the Sale Prices of those shares of Capital Stock or similar equity interests distributed for the 10 trading days commencing on and including the fifth trading day after the effectiveness of the Ex-Dividend Date (or, in the case of similar equity interests, the trading price for the principal exchange on which such interests are listed or quoted and, if such equity interests are not so traded or quoted, at the fair market value thereof as determined by the Board of Directors).

      (c) In the event that, with respect to any distribution to which Section 11.08(a) would otherwise apply, the difference between "M-F" is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by Section 11.08(a) shall not be made and in lieu thereof the provisions of Section 11.15 shall apply to such distribution.

      SECTION 11.09. Adjustment for Certain Cash Distributions. If, after the Issue Date of the Securities, the Company distributes to all holders of its Common Stock cash dividends or other cash distributions (excluding (x) any such dividend or distribution in connection with liquidation, dissolution or winding up of the Company and (y) any quarterly cash dividend on the Common Stock of the Company to the extent that such cash dividend, when aggregated with all other cash dividends for such quarter (other than those excluded in clause (x)), does not exceed, per share of Common

Stock of the Company, the Dividend Threshold Amount), the Conversion Rate shall be adjusted, in accordance with the formula:

                               R'     =     R  x          M
                                                       -------
                                                        M - D
where:

      R' = the adjusted Conversion Rate.

      R = the current Conversion Rate.

      M = the average of the Sale Prices of the Common Stock for the 10 trading days ending on the earlier of the date of calculation of such average or the day before the Ex-Dividend Date for the distribution to which this Section 11.09 applies.

      D = the cash distributed in respect of each share of Common Stock for which this Section 11.09 applies, which per share amount, in the case of a quarterly dividend subject to this Section 11.09, shall be based on the amount of cash distributed in excess of the Dividend Threshold Amount.

      The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 11.09 applies.

      The "Dividend Threshold Amount" means the quarterly dividend declared by the Company in the third calendar quarter of 2004 with respect to earnings for the preceding calendar quarter.

      The Dividend Threshold Amount shall be adjusted whenever the Conversion Rate is adjusted by multiplying the Dividend Threshold Amount by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment thereof and the denominator of which is the Conversion Rate as so adjusted, provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this Section 11.09.

      SECTION 11.10. When Adjustment May Be Deferred. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided that the Company will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments within one year of the first such adjustment carried forward or upon notice of redemption, in either case, regardless of whether the aggregate adjustment is less than 1%. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

      All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

      SECTION 11.11. When No Adjustment Required. No adjustment need be made for a transaction referred to in Section 11.06, 11.07, 11.08, 11.09 or 11.15 if Securityholders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Securityholders may include participation upon conversion provided that an adjustment shall be made at such time as the Securityholders are no longer entitled to participate.

      No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

      No adjustment need be made for a change in the par value or no par value of the Common Stock.

      To the extent the Securities become convertible pursuant to this Article 11 into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

      SECTION 11.12. Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

      SECTION 11.13. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

        A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 11.06, 11.07,
11.08 or 11.09.

      SECTION 11.14. Notice of Certain Transactions. If:

      (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07, 11.08 or 11.09 (unless no adjustment is to occur pursuant to Section 11.11); or

      (b) the Company takes any action that would require a supplemental indenture pursuant to Section 11.15; or

      (c) there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

      SECTION 11.15. Reorganization of Company; Special Distributions. If the Company is a party to a transaction subject to Section 5.01 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of Common Stock immediately prior to such transaction do not receive securities, cash, property or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

      The supplemental indenture shall provide that the Holder of a Security may convert it into cash and, in lieu of shares of Common Stock, the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer that is equal in value to the shares of Common Stock, if any, such Holder would have received if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article 11. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

      If this Section applies, neither Section 11.06 nor 11.07 applies.

      If the Company makes a distribution to all holders of its Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of Section 11.08(b), would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 11.08, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the cash and the shares of Common Stock, if any, into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

      SECTION 11.16. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.15 or 11.18 is conclusive.

      SECTION 11.17. Trustee's Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.15 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article 11. Each Conversion Agent shall have the same protection under this Section 11.17 as the Trustee.

      SECTION 11.18. Simultaneous Adjustments. In the event that this Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06(d), 11.07, 11.08 or 11.09, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of
Section 11.06, second, the provisions of Section 11.08 , third, the provisions of Section 11.09, and, fourth, the provisions of Section 11.07.

      SECTION 11.19. Successive Adjustments. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

      SECTION 11.20. Rights Issued in Respect of Common Stock Issued Upon Conversion. Each share of Common Stock issued upon conversion of Securities pursuant to this Article 11 shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be (the "Rights"), if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Company, as the same may be amended from time to time (in each case, a "Rights Agreement"). Provided that such Rights Agreement requires that each share of Common Stock issued upon conversion of Securities at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this
Article 11, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, the distribution of separate certificates representing the Rights, the exercise or redemption of such Rights in accordance with any such Rights Agreement, or the termination or invalidation of such Rights.

                                   ARTICLE 12

                               PAYMENT OF INTEREST

      SECTION 12.01. Interest Payments. If applicable, semi-annual or contingent interest on any Security that is payable, and is punctually paid or duly provided for, on any applicable payment date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date or accrual date, as the case may be, for such interest at the office or agency of the Company maintained for such purpose. Each installment of semi-annual or contingent interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States. In the case of a permanent Global Security, semi-annual or contingent interest payable on any applicable payment date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

      SECTION 12.02. Defaulted Interest. Except as otherwise specified with respect to the Securities, any semi-annual or contingent interest on any Security that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Securities), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company or the Guarantor, as the case may be, at its election in each case, as provided in clause (a) or (b) below:

            (a) The Company or the Guarantor may elect to make payment of any Defaulted Interest to the persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company or the Guarantor shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company or the Guarantor shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company or the Guarantor of such Special Record Date and, in the name and at the expense of the Company or the Guarantor, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities at his address as it appears on the list of Securityholders maintained pursuant to Section 2.05 not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (b) The Company or the Guarantor may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company or the Guarantor to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      SECTION 12.03. Interest Rights Preserved. Subject to the foregoing provisions of this Article 12 and Section 2.06, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to semi-annual and contingent interest accrued and unpaid, and to accrue, which were carried by such other Security.

                                   ARTICLE 13

                             GUARANTEE OF SECURITIES

      SECTION 13.01. Unconditional Guarantee. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee the due and punctual payment of the Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, and interest payable pursuant to Article 10, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11, with respect to the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, in accordance with the terms of such Security and of this Indenture, regardless of any defense, right of set-off or counterclaim which the Company may have or assert, other than the defense of payment. The Guarantor's obligations under the Guarantee are several and independent of the obligations of the Company with respect to the Securities. In case of the failure of the Company punctually to pay any Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to Article 10, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption or otherwise, and as if such payment were made by the Company.

      The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of such Security or this Indenture, any failure to enforce the provisions of any such Security or this Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of such Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged except by payment in full of the Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to Article 10, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11, and the complete performance of all other obligations contained in the Securities.

      The Guarantor shall be subrogated to all rights of the Holder of any Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to Article 10, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to Article 11, required with respect to, all Securities of the same series shall have been paid in full.

      Notwithstanding anything to the contrary contained herein, if following any payment of amounts due under the Security by the Company to the Holders thereof it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

      SECTION 13.02. Execution, Authentication and Delivery. To evidence the Guarantee to the Holders specified in Section 13.01, the Guarantor hereby agrees to execute a Guarantee on each Security authenticated and delivered by the Trustee. The Guarantee shall be executed on behalf of the Guarantor by its Chairman of the Board, the President or any Executive Managing Director, Senior Managing Director, Managing Director or one of its Vice Presidents, under its corporate seal reproduced thereon, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Guarantees may be manual or facsimile.

      A Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Guarantee or did not hold such offices at the date of such Guarantee. The delivery by the Trustee of a Security with such a Guarantee endorsed thereon shall, after the authentication of such Security hereunder, constitute due delivery of such Guarantee on behalf of the Guarantor.

      No Guarantee endorsed on any Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on the Security on which such Guarantee is endorsed a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature.

                                   ARTICLE 14

                                  MISCELLANEOUS

      SECTION 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

      SECTION 14.02. Notices. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

      if to the Company:

                              Countrywide Financial Corporation
                              4500 Park Granada
                              Calabasas, CA 91302

                              Telephone No. (818) 225-3000
                              Facsimile No. (818) 225-4055
                              Attention: Sandor E. Samuels, Esq., Chief Legal
                                         Officer


      if to the Guarantor:

                              Countrywide Home Loans, Inc.
                              4500 Park Granada
                              Calabasas, CA 91302

                              Telephone No. (818) 225-3000
                              Facsimile No. (818) 225-4055

                              Attention: Sandor E. Samuels, Esq., Chief Legal
                                         Officer

      if to the Trustee:

                              The Bank of New York
                              101 Barclay Street
                              New York, New York 10286

                              Telephone No. (212) 815-3036
                              Facsimile No. (212) 815-5704
                              Attention: Corporate Trust Administration

      The Company, the Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

      If the Company or the Guarantor mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

      SECTION 14.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

      SECTION 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or the Guarantor to the Trustee to take any action under this Indenture, the Company and the Guarantor shall furnish to the Trustee:

      (a) an Officers' Certificate of the Company and the Guarantor stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

      SECTION 14.05. Statements Required in Certificate or Opinion. Each Officers' Certificate, Guarantor's Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

      (a) a statement that each person making such Officers' Certificate, Guarantor's Officers' Certificate or Opinion of Counsel has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate, Guarantor's Officers' Certificate or Opinion of Counsel are based;

      (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement that, in the opinion of such person, such covenant or condition has been complied with.

      SECTION 14.06. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 14.07. Rules by Trustee, Paying Agent, Conversion Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

      SECTION 14.08. Calculations. The calculation of the Purchase Price, Change in Control Purchase Price, Conversion Rate, Market Price, Sale Price of the Common Stock and each other calculation to be made hereunder (other than the Securities Market Price) shall be the obligation of the Company. All calculations made by the Company as contemplated pursuant to this Section 14.08 shall be final and binding on the Company, the Guarantor and the Holders absent manifest error. The Trustee, Paying Agent, Conversion Agent and Bid Solicitation Agent shall not be obligated to recalculate, recompute or confirm any such calculations.

      SECTION 14.09. Legal Holidays. A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no Issue Discount or interest, if any, shall accrue for the intervening period.

      SECTION 14.10. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES.

      SECTION 14.11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

      SECTION 14.12. Successors. All agreements of the Company or the Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

      SECTION 14.13. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

      IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        COUNTRYWIDE FINANCIAL CORPORATION



                                        By: _______________________________
                                              Name:
                                              Title:



                                        COUNTRYWIDE HOME LOANS, INC.



                                        By: _______________________________
                                              Name:
                                              Title:




                                        THE BANK OF NEW YORK



                                        By: _______________________________
                                              Name:
                                              Title

                                   EXHIBIT A-1

                        [FORM OF FACE OF GLOBAL SECURITY]

      FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS SECURITY IS ISSUED WITH AN INDETERMINATE AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS FEBRUARY 8, 2001, AND THE COMPARABLE YIELD FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 6.53% PER ANNUM.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                        COUNTRYWIDE FINANCIAL CORPORATION
                          Convertible Security due 2031

No. R-                                                       CUSIP: ________________
Issue Date: August __, 2004                                  Issue Discount: $________
Initial Accreted Principal Amount: $________                 (for each $1,000 Principal Amount at Maturity)
(for each $1,000 Principal Amount at Maturity)

      COUNTRYWIDE FINANCIAL CORPORATION, a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the Principal Amount at Maturity of _______________ DOLLARS ($_____________________) on February 8, 2031.

      This Security shall not bear interest except as specified on the other side of this Security. Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

      Additional provisions of this Security are set forth on the other side of this Security.

Dated: August __, 2004
                                               COUNTRYWIDE FINANCIAL CORPORATION



                                               By: _____________________________
                                                   Title:



TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK, as Trustee,
certifies that this is one of the
Securities referred to in the
within-mentioned Indenture.



By: _________________________
    Authorized Signatory

Dated: _______________________

                 [FORM OF REVERSE SIDE OF CONVERTIBLE SECURITY]
                          Convertible Security due 2031

1. Interest.

      This Security shall not bear interest, except as specified in this paragraph or in paragraphs 5 and 12, hereof. If the Principal Amount at Maturity hereof or any portion of such Principal Amount at Maturity is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Purchase Price or Change in Control Purchase Price pursuant to paragraph 7 hereof or upon the Stated Maturity of this Security) or if interest (including contingent interest, if any) due hereon or any portion of such interest is not paid when due in accordance with paragraph 5 or 12 hereof, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 1.00% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Issue Discount.

      Issue Discount (the difference between the Initial Accreted Principal Amount and the Principal Amount at Maturity of the Security), in the period during which a Security remains outstanding, shall accrue at 1% per annum, on a semi-annual bond equivalent basis using a 360-day year composed of twelve 30-day months, from the Issue Date of this Security.

2. Method of Payment.

      Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Purchase Prices, Change in Control Purchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3. Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent.

      Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent, Conversion Agent, Registrar and Bid Solicitation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar or Bid Solicitation Agent without notice, other than notice to the Trustee except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. None of the Company, any of its Subsidiaries or any of their Affiliates shall act as Bid Solicitation Agent.

4. Indenture.

      The Company issued the Securities under an Indenture dated as of August __, 2004 (the "Indenture"), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Terms used herein that are defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

      The Securities are unsecured and unsubordinated obligations of the Company limited to $675,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture) and will rank equally in right of payment to all the Company's future unsecured and unsubordinated indebtedness. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5. Contingent Interest.

      Subject to the accrual and record date provisions specified in this paragraph 5, the Company shall pay contingent interest to the Holders during any six-month period (a "Contingent Interest Period") from February 8 to August 7 and from August 8 to February 7, with the initial six-month period commencing after February 8, 2006, if the average Securities Market Price for the Five-Day Period with respect to such Contingent Interest Period equals 120% or more of the sum of the Initial Accreted Principal Amount and the Issue Discount accrued thereon to the trading day immediately preceding the first day of the relevant Contingent Interest Period.

      The amount of contingent interest payable per $1,000 Principal Amount at Maturity hereof in respect of any Contingent Interest Period shall equal the greater of (x) 0.125% of the average Securities Market Price for the Five-Day Period with respect to such Contingent Interest Period and (y) a Fixed Amount multiplied by the Conversion Rate as of the accrual date for such contingent interest. The Fixed Amount shall be equal to twice the quarterly dividend per share declared by the Company in the third calendar quarter of 2004 with respect to earnings for the preceding calendar quarter and shall be adjusted whenever the Conversion Rate is adjusted pursuant to Section 11.06 of the Indenture by multiplying the then-current Fixed Amount by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment thereof and the denominator of which is the Conversion Rate as so adjusted.

      Contingent interest, if any, will accrue and be payable to Holders as of the 15th day (whether or not a Business Day) preceding the last day of the relevant Contingent Interest Period. Such payments shall be paid on the last day of the relevant Contingent Interest Period. Issue Discount will continue to accrue at 1% per annum whether or not contingent interest is paid.

      "Five-Day Period" means, with respect to any Contingent Interest Period, the five trading days ending on the second trading day immediately preceding the first day of such Contingent Interest Period; provided, however, if the Company shall have declared a Regular Cash Dividend on its Common Stock that is payable during such Contingent Interest Period but for which the record date for determining stockholders entitled thereto precedes the first day of such Contingent Interest Period, then "Five-Day Period" shall mean, with respect to such Contingent Interest Period, the five trading days ending on the second trading day immediately preceding such record date.

      "Securities Market Price" means, as of any date of determination, the average of the secondary market bid quotations per $1,000 Principal Amount at Maturity obtained by the Bid Solicitation Agent for $10,000,000 Principal Amount at Maturity of Securities at approximately 3:30 p.m., New York City time, on such determination date from three recognized securities dealers in The City of New York (none of which shall be an Affiliate of the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities as of such determination date, then the Securities Market Price for such determination date shall equal the product of (i) the Conversion Rate in effect as of such determination date multiplied by (ii) the average Sale Price of the Common Stock for the five trading days ending on such determination date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such determination date, of any event described in Section 11.06, 11.07, 11.08 or 11.09 (subject to the conditions set forth in Sections 11.10 and 11.11) of the Indenture.

      Upon determination that Holders will be entitled to receive contingent interest which may become payable during a Contingent Interest Period, on or prior to the first day of such Contingent Interest Period, the Company shall issue a press release and publish such information on its web site or by other appropriate means.

6. Redemption at the Option of the Company.

      No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to February 8, 2006.

      The table below shows Redemption Prices of a Security per $1,000 Principal Amount at Maturity on the dates shown below and at Stated Maturity, which prices reflect the Initial Accreted Principal Amount plus accrued Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates shall include an additional amount reflecting the additional Issue Discount accrued since the preceding date in the table.

                REDEMPTION DATE                    REDEMPTION PRICE
                ---------------                    ----------------
February 8:
2006........................................       $     779.28
2007........................................             787.10
2008 .......................................             794.99
2009 .......................................             802.96
2010 .......................................             811.01
2011 .......................................             819.14
2012 .......................................             827.35
2013 .......................................             835.64
2014 .......................................             844.02

2015 .......................................             852.48
2016 .......................................             861.03
2017 .......................................             869.66
2018 .......................................             878.38
2019 .......................................             887.18
2020 .......................................             896.08
2021 .......................................             905.06
2022 .......................................             914.14
2023 .......................................             923.30
2024 .......................................             932.56
2025 .......................................             941.90
2026 .......................................             951.35
2027 .......................................             960.88
2028 .......................................             970.52
2029 .......................................             980.25
2030........................................             990.07
At Stated Maturity .........................           1,000.00

      If this Security has been converted to a semi-annual coupon note following the occurrence of a Tax Event, the Redemption Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of such conversion to the Redemption Date.

      In addition to the Redemption Price payable with respect to all Securities or portions thereof to be redeemed as of a Redemption Date, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash on the Redemption Date.

7. Purchase by the Company at the Option of the Holder.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount at Maturity, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is at least 20 Business Days prior to such Purchase Date until the close of business on the Business Day immediately preceding such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Purchase Date                                             Purchase Price
-------------                                             --------------
February  8,  2006                                          $  779.28
February  8,  2011                                          $  819.14
February  8,  2016                                          $  861.03
February  8,  2021                                          $  905.06
February  8,  2026                                          $  951.35

      The Purchase Price (equal to the Initial Accreted Principal Amount plus accrued Issue Discount to the Purchase Date) shall be paid in cash.

      If prior to a Purchase Date this Security has been converted at the option of the Company to a semi-annual coupon note following the occurrence of a Tax Event, the Purchase Price will be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Purchase Date.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or a portion of the Securities in integral multiples of $1,000 Principal Amount at Maturity held by such Holder no later than 35 Business Days after the occurrence of a Change in Control of the Company or the Guarantor occurring on or prior to February 8, 2006 for a Change in Control Purchase Price for each $1,000 Principal Amount at Maturity for such Securities equal to the Initial Accreted Principal Amount plus accrued Issue Discount to the Change in Control Purchase Date, which Change in Control Purchase Price shall be paid in cash. If prior to a Change in Control Purchase Date this Security has been converted at the option of the Company to a semi-annual coupon note following the occurrence of a Tax Event, the Change in Control Purchase Price shall be equal to the Restated Principal Amount plus accrued and unpaid interest from the date of conversion to the Change in Control Purchase Date.

      In addition to the Purchase Price or Change in Control Purchase Price, as the case may be, payable with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, the Holders of such Securities (or portions thereof) shall be entitled to receive accrued and unpaid contingent interest, if any, with respect thereto, which contingent interest shall be paid in cash promptly following the later of the Purchase Date or the Change in Control Purchase Date, as the case may be and the time of delivery of such Securities to the Paying Agent pursuant to the Indenture.

      Holders have the right to withdraw any Purchase Notice or Change in Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay the Purchase Price or Change in Control Purchase Price, as the case may be, of, together with any accrued and unpaid contingent interest, with respect to all Securities or portions thereof to be purchased as of the Purchase Date or the Change in Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Purchase Date or the Change in Control Purchase Date, as the case may be, Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities (or portions thereof) immediately after such Purchase Date or Change in Control Purchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Change in Control Purchase Price, as the case may be, and accrued and unpaid contingent interest, if any, upon surrender of such Security).

8. Notice of Redemption.

      Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of, and accrued and unpaid contingent interest, if any, with respect to, all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately after such Redemption Date, Issue Discount and interest (including contingent interest), if any, shall cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of

Principal Amount at Maturity may be redeemed in part but only in integral multiples of $1,000 of Principal Amount at Maturity.

9. Conversion.

      Subject to the provisions of this paragraph 9 and the terms of the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, Holders may convert the Securities into cash and Common Stock on a Conversion Date in any calendar quarter (and only during such calendar quarter) if, as of the last day of the preceding calendar quarter, the Sale Price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding calendar quarter is greater than the conversion trigger price. The "conversion trigger price" for any calendar quarter shall be a reference percentage, beginning at 132.27%, and declining 0.21% per quarter thereafter, of the accreted conversion price per share of Common Stock on the last trading day of such preceding calendar quarter. The "accreted conversion price" per share of Common Stock as of any day equals the quotient of: the Initial Accreted Principal Amount plus accrued Issue Discount to that day, divided by the Conversion Rate.

      For illustrative purposes only, the table below shows the conversion trigger price per share of Common Stock in respect of each of the first 20 calendar quarters. These prices reflect the accreted conversion price per share of Common Stock (assuming that no events occurred requiring an adjustment to the initial Conversion Rate of 23.1410 shares of Common Stock per $1,000 Principal Amount of Maturity) multiplied by the applicable percentage for the respective calendar quarter. Thereafter, the accreted conversion price per share of Common Stock increases each calendar quarter by the accrued Issue Discount for the quarter and the applicable percentage declines by 0.21% per quarter. The conversion trigger price (prior to adjustments) for the calendar quarter beginning January 1, 2031 is $94.98.

                                               ACCRETED
                                              CONVERSION        APPLICABLE        CONVERSION
                                                PRICE           PERCENTAGE      TRIGGER PRICE
                       QUARTER                   (1)               (2)             (1)X(2)
                       -------                   ---               ---             -------
2004        Third Quarter...............        $33.14            132.27            $43.83
            Fourth Quarter..............        $33.22            132.06            $43.87
2005        First Quarter...............        $33.31            131.85            $43.92
            Second Quarter..............        $33.39            131.64            $43.95
            Third Quarter...............        $33.47            131.43            $44.00
            Fourth Quarter..............        $33.56            131.22            $44.04
2006        First Quarter...............        $33.64            131.01            $44.07
            Second Quarter..............        $33.72            130.80            $44.11
            Third Quarter...............        $33.81            130.59            $44.15
            Fourth Quarter..............        $33.89            130.38            $44.19
2007        First Quarter...............        $33.98            130.17            $44.23
            Second Quarter..............        $34.06            129.96            $44.26
            Third Quarter...............        $34.15            129.75            $44.31
            Fourth Quarter..............        $34.23            129.54            $44.34
2008        First Quarter...............        $34.32            129.33            $44.39
            Second Quarter..............        $34.41            129.12            $44.43

            Third Quarter...............        $34.49            128.91            $44.46
            Fourth Quarter..............        $34.58            128.70            $44.50
2009        First Quarter...............        $34.66            128.49            $44.53
            Second Quarter..............        $34.75            128.28            $44.58

      Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact any other condition to conversion has not been satisfied, Holders may convert the Securities into cash and Common Stock on a Conversion Date during any period in which the credit rating assigned to the Securities by a Rating Agency falls below the Applicable Rating. "Rating Agency" means (1) Moody's Investors Service, Inc. and its successors ("Moody's"), (2) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., and its successors ("Standard & Poor's") or (3) if Moody's or Standard & Poor's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for Moody's or Standard & Poor's or both, as the case may be. "Applicable Rating" means (1) Baa, in the case of Moody's (or its equivalent under any successor ratings categories of Moody's), (2) BBB, in the case of Standard & Poor's (or its equivalent, under any successor ratings categories of Standard & Poor's) or (3) the equivalent in respect of ratings categories of any Rating Agencies substituted for Moody's or Standard & Poor's.

      Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, a Holder may convert into cash and Common Stock a Security or portion of a Security which has been called for redemption pursuant to paragraph 6 hereof, even if the Security, or any portion thereof is not subject to conversion by the Holder, but such Securities may be surrendered for conversion until the close of business on the second Business Day immediately preceding the Redemption Date.

      Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event the Company declares a dividend or distribution described in Section 11.07, Section 11.08 or Section 11.09 of the Indenture, where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the Sale Price of the Common Stock on the Business Day immediately preceding the date of declaration for such dividend or distribution, the Securities may be surrendered for conversion beginning on the date the Company gives notice to the Holders of such right, which shall not be less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and Securities may be surrendered for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such dividend or distribution will not take place.

      Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Company is a party to a consolidation, merger or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other property as set forth in Section 11.15 of the Indenture, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Company until 15 days after the actual effective date of such transaction, and at the effective time of such transaction the right to convert a Security into Common Stock will be deemed to have changed into a right to convert it into the kind and amount of cash, securities or other property which the holder would have received if the holder had converted its Security immediately prior to the transaction.

      Subject to the provisions of this paragraph 9 and the Indenture and notwithstanding the fact that any other condition to conversion has not been satisfied, in the event that the Guarantor is a party to any transaction in which at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the Guarantor is owned by a party other than the Company, the Company's Subsidiaries or any of their respective employee benefit plans, the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the date of the anticipated effective time of such transaction announced by the Guarantor until 15 days after the actual effective date of such transaction; provided that a merger or consolidation of the Company and the Guarantor with one another only shall not cause any Security to become convertible.

      A Security in respect of which a Holder has delivered a Purchase Notice or Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

      The initial Conversion Rate is 23.1410 shares of Common Stock per $1,000 Principal Amount at Maturity (but payable in cash and Common Stock), subject to adjustment for certain events described in the Indenture or this paragraph 9; provided that in no event shall the Conversion Rate exceed the Maximum Conversion Rate. Except as otherwise described in this paragraph 9, upon conversion, the Company will deliver cash in satisfaction of the Initial Accreted Principal Amount and Issue Discount accrued thereon (the "Cash Amount") and a number of shares of Common Stock equal to (x) the product of the Conversation Rate times the average of the Sale Price of the Common Stock on each of the 20 trading days prior to the Conversion Date (the "Settlement Stock Price") minus (y) the Cash Amount, all divided by (z) the Settlement Stock Price. In addition, the Company will deliver cash in lieu of any fractional shares of Common Stock.

      "Maximum Conversion Rate" means 40.5844 shares of Common Stock of the Company, subject to adjustment.

      In the event the Company exercises its option pursuant to Section 10.01 of the Indenture to have interest in lieu of Issue Discount accrue on the Security following a Tax Event, the Holder will be entitled on conversion to receive the same cash payment and number of shares of Common Stock, if any, such Holder would have received if the Company had not exercised such option.

      Accrued and unpaid interest in lieu of Issue Discount and contingent interest will not be paid on Securities that are converted; provided, however that Securities surrendered for conversion during the period, in the case of interest in lieu of Issue Discount, from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date or, in the case of contingent interest, from the close of business on any date on which contingent interest accrues to the opening of business on the date on which such contingent interest is payable, shall be entitled to receive such interest, in lieu of Issue Discount or contingent interest, as the case may be, payable on such Securities on the corresponding Interest Payment Date or the date on which such contingent interest is payable and (except Securities with respect to which the Company has mailed a notice of redemption) Securities surrendered for conversion during such periods must be accompanied by payment of an amount equal to the interest in lieu of Issue Discount or contingent interest with respect thereto that the registered Holder is to receive.

      To convert a Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

      A Holder may only convert a portion of a Security pursuant to the terms of this paragraph 9 and in accordance with the Indenture if the Principal Amount at Maturity of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided herein and in the Indenture. On conversion of a Security, that portion of accrued Original Issued Discount, accrued Issue Discount (or interest if the Company has exercised its option provided for in paragraph 12 hereof) attributable to the period from the Issue Date (or, if the Company has exercised the option referred to in paragraph 12 hereof, the later of (x) the date of such exercise and (y) the date on which interest was last paid) through the Conversion Date and (except as provided above) accrued contingent interest with respect to the converted Security shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the cash payment and the Common Stock, if any, in exchange for the Security being converted pursuant to the terms hereof; and the fair market value of such cash payment and such shares of Common Stock shall be treated as issued, to the extent thereof, first in exchange for Original Issued Discount and Issue Discount (or interest, if the Company has exercised its option provided for in paragraph 12 hereof) accrued through the Conversion Date and accrued contingent interest, and the balance, if any, of such fair market value of such cash payment and such Common Stock, if any, shall be treated as issued in exchange for the Initial Accreted Principal Amount of the Security being converted pursuant to the provisions hereof.

      The Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to purchase Common Stock for a period expiring within 60 days at less than the Sale Price of the Common Stock at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company; and certain cash dividends or distributions. However, no adjustment need be made if Securityholders may participate in the transaction or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

      If the Conversion Rate is adjusted pursuant to Article 11 of the Indenture, then the Maximum Conversion Rate shall be adjusted by the same proportion as the Conversion Rate except that the Maximum Conversion Rate shall not be adjusted as a result of any adjustments to the Conversion Rate made solely for quarterly cash dividends pursuant to Section 11.09 of the Indenture.

      If the Company is a party to a consolidation, merger or binding share exchange or a transfer of all or substantially all of its assets, or upon certain distributions described in the Indenture, the right to convert a Security into cash and Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

      The Conversion Rate will not be adjusted for accrued Issue Discount or any contingent interest.

10. Conversion Arrangement on Call for Redemption.

      Any Securities called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them into Common Stock of the Company and to make payment for such Securities to the Trustee in trust for such Holders.

11. Tax Treatment.

      The Company agrees, and each Holder and any beneficial holder of a Security shall be deemed to agree, for United States federal income tax purposes, (1) to treat the Securities as debt instruments that are subject to the Contingent Debt Regulations and, for purposes of the Contingent Debt Regulations, to treat the cash and the fair market value of any stock beneficially received upon any conversion of the Securities as a contingent payment, (2) to accrue interest with respect to outstanding Securities as original issue discount according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the Treasury Regulations, using a comparable yield of
6.53 percent per annum compounded semi-annually based on an issue price of $709.40 on February 8, 2001 and the projected payment schedule attached as Annex A to this Indenture, and (3) to be bound by the "comparable yield" and the "projected payment schedule" within the meaning of the Contingent Debt Regulations, as determined by the Company, in each case, except as required by applicable law. A Holder or beneficial owner may obtain the issue price, Issue Date, amount of Original Issue Discount, yield to maturity, comparable yield and projected payment schedule for the Securities by submitting a written request for such information to the Company at the address of the Company set forth in
Section 14.02 of the Indenture.

12. Tax Event.

      (a) Upon the occurrence of a Tax Event, the Company may elect to pay interest on all the Securities in lieu of future Issue Discount at the rate of 1% per annum on a restated principal amount per $1,000 original Principal Amount at Maturity (the "Restated Principal Amount") equal to the Initial Accreted Principal Amount plus Issue Discount accrued through the date of such election (the "Option Exercise Date") and shall pay such interest in cash semi-annually on February 8 and August 8 of each year (each an "Interest Payment Date") to holders of record at the close of business on the 15th calendar day immediately preceding such Interest Payment Date (each, a "Regular Record Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will accrue semi-annually from the most recent date to which interest has been paid or, if no interest has been paid, from the Option Exercise Date.

      (b) Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States.

      (c) From and after the Option Exercise Date, contingent interest provided for in paragraph 5 hereof shall cease to accrue on this Security.

13. Defaulted Interest.

      Except as otherwise specified with respect to the Securities, any Defaulted Interest on any Security shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date or accrual date, as the case may be, by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company as provided for in Section 12.02 of the Indenture.

14. Denominations; Transfer; Exchange.

      The Securities are in fully registered form, without coupons, in denominations of $1,000 of Principal Amount at Maturity and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Change in Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

15. Persons Deemed Owners.

      The registered Holder of this Security may be treated as the owner of this Security for all purposes.

16. Unclaimed Money or Securities.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property laws. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

17. Amendment; Waiver.

      Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 or Section 11.15 of the Indenture, to secure the Company's obligations under this Security or to add to the Company's covenants for the benefit of the Securityholders or to surrender any right or power conferred, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Securities under the Securities Act.

18. Defaults and Remedies.

      Under the Indenture, Events of Default include (i) default in the payment of contingent interest when the same becomes due and payable or of interest which becomes due and payable upon exercise by the Company of its option provided for in paragraph 12 hereof and Article 10 of the Indenture which default in either case continues for 30 days; (ii) default in payment of the Principal Amount at Maturity (or, if the Securities have been converted to semi-annual coupon notes pursuant to paragraph 12 hereof and Section 10.01 of the Indenture following a Tax Event, the Restated

Principal Amount), Initial Accreted Principal Amount plus accrued Issue Discount, Redemption Price, Purchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company or the Guarantor to comply with any of its other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) (a) failure of the Company or the Guarantor to make any payment by the end of any applicable grace period after maturity of Debt in an amount (taken together with amounts in (b) below) in excess of $50,000,000, or (b) the acceleration of Debt in an amount (taken together with amounts in (a) above) in excess of $50,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled, subject to notice and lapse of time; provided, however, that if any such failure or acceleration referred to in (a) or (b) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed not to be continuing; and (v) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount at Maturity of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities becoming due and payable immediately upon the occurrence of such Events of Default.

      Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in aggregate Principal Amount at Maturity of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) or (ii) above) if it determines that withholding notice is in their interests.

19. Trustee Dealings with the Company and the Guarantor.

      Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantor or their respective Affiliates and may otherwise deal with the Company, the Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee.

20. No Recourse Against Others.

      A director, officer, employee or stockholder, as such, of the Company or the Guarantor shall not have any liability for any obligations of the Company or the Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

21. Authentication.

      This Security (including the Guarantee attached hereto) shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

22. Abbreviations.

      Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

23. GOVERNING LAW.

      THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

                    GUARANTEE OF COUNTRYWIDE HOME LOANS, INC.

      FOR VALUE RECEIVED, Countrywide Home Loans, Inc., a corporation duly organized and existing under the laws of the State of New York (the "Guarantor"), hereby unconditionally guarantees to the Holder of the attached Convertible Security due 2031 (the "Security") of Countrywide Financial Corporation (the "Company"), issued under the Indenture (the "Indenture"), dated as of August __, 2004, among the Company, the Guarantor, and The Bank of New York (the "Trustee"), authenticated and delivered by the Trustee, the due and punctual payment of the Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, and interest payable pursuant to paragraph 1 or paragraph 12 of the Security, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to paragraph 9 of the Security, with respect to the Security, when and as the same shall become due and payable, whether at maturity, by acceleration, redemption or otherwise, in accordance with the terms of the Security and of the Indenture. In case of the failure of Countrywide Financial Corporation (the "Company") punctually to pay any Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to paragraph 1 or paragraph 12 of the Security, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to paragraph 9 of the Security, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption or otherwise, and as if such payment were made by the Company.

      The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of the Security or the Indenture, any failure to enforce the provisions of any the Security or the Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto by the Holder of the Security or the Trustee, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any the Security or the indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged except by payment in full of the Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to paragraph 1 or paragraph 12 of the Security, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to paragraph 9 of the Security, and the complete performance of all other obligations contained in the Security.

      This Guarantee will rank equally in right of payment to all the Guarantor's future unsecured and unsubordinated indebtedness.

      The Guarantor shall be subrogated to all rights of the Holder of the Security against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of the Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the Principal Amount at Maturity, Initial Accreted Principal Amount, Issue Discount, Restated Principal Amount, Redemption Price, Purchase Price, Change of Control Purchase Price, contingent interest, if any, interest payable pursuant to paragraph 1 or paragraph 12 of the Security, if any, and the cash and the cash equivalent of the Common Stock, if any, due upon a conversion pursuant to paragraph 9 of the Security, required with respect to, all Securities of the same series shall have been paid in full.

      Notwithstanding anything to the contrary contained herein, if following any payment of amounts due under the Security by the Company to the Holder thereof it is determined by a final decision of a court of competent jurisdiction that such payment shall be avoided by a trustee in bankruptcy (including any debtor-in-possession) as a preference under 11 U.S.C. Section 547 and such payment is paid by such holder to such trustee in bankruptcy, then and to the extent of such repayment the obligations of the Guarantor hereunder shall remain in full force and effect.

      This Guarantee shall not be valid or become obligatory for any purpose with respect to the Security until the certificate of authentication of the Security shall have been signed by the Trustee or on its behalf by the Trustee's authenticating agent.

      This Guarantee shall be governed by the laws of the State of New York.

      All capitalized but undefined terms used in this Guarantee shall have the respective meanings ascribed thereto in the Indenture.

Dated: August __, 2004

                                      COUNTRYWIDE HOME LOANS, INC.


                                      By:
                                          --------------------------------------
                                          Name:
                                          Title:

      The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

                Countrywide Financial Corporation
                4500 Park Granada
                Calabasas, CA 91302
                Att: Sandor E. Samuels, Esq., Chief Legal Officer

                                           ASSIGNMENT FORM


To assign this Security, fill in the form below:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------
(Insert assignee's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
___________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                CONVERSION NOTICE

To convert this Security into cash and Common Stock of the Company, check the box:

                                       [ ]

To convert only part of this Security, state the Principal Amount at Maturity to be converted (which must be $1,000 or an integral multiple of $1,000):

$
  --------------------

If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax ID no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------

Date:                                           Your Signature:
     ------------------------------------------                 ----------------

     (Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
                    -----------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                     ANNEX A
                          Projected Payment Schedule*

Semi-annual Period Ending                                    Projected Payment per Security
-------------------------                                    ------------------------------
      August 8, 2001                                               $            -
      February 8, 2002                                             $            -
      August 8, 2002                                               $            -
      February 8, 2003                                             $            -
      August 8, 2003                                               $            -
      February 8, 2004                                             $            -
      August 8, 2004                                               $            -
      February 8, 2005                                             $            -
      August 8, 2005                                               $            -
      February 8, 2006                                             $            -
      August 8, 2006                                               $            -
      February 8, 2007                                             $            -
      August 8, 2007                                               $            -
      February 8, 2008                                             $            -
      August 8, 2008                                               $            -
      February 8, 2009                                             $       3.9739
      August 8, 2009                                               $       4.1105
      February 8, 2010                                             $       4.2518
      August 8, 2010                                               $       4.3979
      February 8, 2011                                             $       4.5491
      August 8, 2011                                               $       4.7055
      February 8, 2012                                             $       4.8672
      August 8, 2012                                               $       5.0345
      February 8, 2013                                             $       5.2076
      August 8, 2013                                               $       5.3866
      February 8, 2014                                             $       5.5718
      August 8, 2014                                               $       5.7633
      February 8, 2015                                             $       5.9614
      August 8, 2015                                               $       6.1663
      February 8, 2016                                             $       6.3783
      August 8, 2016                                               $       6.5975
      February 8, 2017                                             $       6.8243
      August 8, 2017                                               $       7.0589
      February 8, 2018                                             $       7.3016
      August 8, 2018                                               $       7.5526
      February 8, 2019                                             $       7.8122
      August 8, 2019                                               $       8.0807
      February 8, 2020                                             $       8.3585
      August 8, 2020                                               $       8.6458
      February 8, 2021                                             $       8.9430
      August 8, 2021                                               $       9.2504
      February 8, 2022                                             $       9.5684
      August 8, 2022                                               $       9.8973

----------
* The comparable yield and the schedule of projected payments are determined on the basis of an assumption of linear growth of the stock price and a constant dividend yield and are not determined for any purpose other than for the determination of interest accruals and adjustments thereof in respect of the Securities for United States federal income tax purposes. The comparable yield and the schedule of projected payments do not constitute a projection or representation regarding the amounts payable on Securities.


                                   Annex A-1

Semi-annual Period Ending                                    Projected Payment per Security
-------------------------                                    ------------------------------
      February 8, 2023                                             $      10.2376
      August 8, 2023                                               $      10.5895
      February 8, 2024                                             $      10.9535
      August 8, 2024                                               $      11.3300
      February 8, 2025                                             $      11.7195
      August 8, 2025                                               $      12.1224
      February 8, 2026                                             $      12.5391
      August 8, 2026                                               $      12.9701
      February 8, 2027                                             $      13.4159
      August 8, 2027                                               $      13.8771
      February 8, 2028                                             $      14.3541
      August 8, 2028                                               $      14.8476
      February 8, 2029                                             $      15.3579
      August 8, 2029                                               $      15.8859
      February 8, 2030                                             $      16.4319
      August 8, 2030                                               $      16.9968
      February 8, 2031                                             $   4,350.4332


                                   Annex A-2